                                                                    Exhibit 21.1


                          SUBSIDIARIES OF THE COMPANY



                                              State or Other Jurisdiction
                                                  of Incorporation or
           Subsidiary                        Incorporation or Organization
           ----------                        -----------------------------

Failure Analysis Associates, Inc.                        Delaware
FaAA Investment Corporation                              California
FaAA Products Corporation                                California
170818 Canada Ltd.                                       Canada
Failure Analysis Associates B.V.                         Netherlands
Spectus Technologies, Inc.                               California
    (formerly Applied Visual Computing, Inc.)
Failure Analysis Associates, Spolka z o.o.               Poland
PLG, Inc.                                                Washington D.C.
Environmental Health Strategies, Inc.                    California


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     All subsidiaries do business only under the name listed.